Exhibit 99.1

         Sonic Solutions Reports Record Results for Fourth Quarter and
                       Fiscal Year Ended March 31, 2004;
 10th Consecutive Quarter of Increasing Revenues Drives All-Time Record Profits

     NOVATO, Calif.--(BUSINESS WIRE)--May 4, 2004--Sonic Solutions (Nasdaq:SNIC) announced today the financial results for the Company's fourth quarter and fiscal year ended March 31, 2004.
     Net revenue for the quarter was $17,302,000 compared to $9,467,000 for the same period in the prior fiscal year. Net income for the quarter was $4,336,000 or $0.17 per diluted share compared to net income of $145,000 or $0.01 per diluted share for the same period in the prior fiscal year.
     Net revenue for the fiscal year ended March 31, 2004 was $56,853,000 compared to $32,718,000 for the prior fiscal year. Net income for the fiscal year was $11,084,000 or $0.46 per diluted share compared to net income of $2,537,000 or $0.13 per diluted share for the prior fiscal year.
     Sonic will hold its fourth quarter and fiscal year ended March 31, 2004 earnings conference call on Tuesday, May 4, 2004 at 1:30 p.m. (PT)/4:30 p.m.
(ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.


                                 Sonic Solutions
                        Condensed Statement of Operations
                    (in thousands, except per share amounts)

                                      Three Months      Twelve  Months
                                         Ended              Ended
                                        March 31,          March 31,
                                      (unaudited)         (audited)
                                      2004     2003     2004     2003
                                    -------  -------  -------  -------
Net Revenue                        $17,302  $ 9,467  $56,853  $32,718

Cost of Revenue                      1,917    1,974    7,052    7,446
                                    -------  -------  -------  -------
       Gross Profit                 15,385    7,493   49,801   25,272
                                    -------  -------  -------  -------
Operating expenses
       Marketing and sales           3,343    2,548   12,629    8,762
       Research and development      5,724    3,825   19,731   10,625
       General and administrative    1,466      792    4,669    3,101
                                    -------  -------  -------  -------
         Total operating expenses   10,533    7,165   37,029   22,488
                                    -------  -------  -------  -------
         Operating income            4,852      328   12,772    2,784

Other income (expense), net            136      (70)     238      (47)
                                    -------  -------  -------  -------
       Income before income taxes    4,988      258   13,010    2,737
Provision for income taxes             652      113    1,926      200
                                    -------  -------  -------  -------

       Net income                  $ 4,336      145   11,084    2,537
                                    =======  =======  =======  =======
       Net income per share
        applicable to common
        Shareholders:
             Basic                 $  0.20  $  0.01  $  0.54  $  0.15
                                    =======  =======  =======  =======
             Diluted               $  0.17  $  0.01  $  0.46  $  0.13
                                    =======  =======  =======  =======

       Shares used in computing
        net income per share:
             Basic                  21,766   17,564   20,459   16,391
                                    =======  =======  =======  =======
             Diluted                25,197   20,807   23,889   19,311
                                    =======  =======  =======  =======



                                 Sonic Solutions
                            Condensed Balance Sheets
                                 (in thousands)
                                    (audited)

                                                  March 31,  March 31,
                                                     2004      2003
                                                  ---------- ---------
Assets
Current assets:
    Cash, cash equivalents and investments        $ 36,182   $  9,708
    Accounts receivable, net of allowance for
     returns and doubtful accounts of
     $243 and $425, at March 31, 2004 and
     2003, respectively                              9,443      5,823
    Inventory                                          560        531
    Prepaid expenses and other current assets        1,400        869
                                                   --------   --------
    Total current assets                            47,585     16,931
                                                   --------   --------

Fixed assets, net                                    3,610      1,745
Purchased and internally developed software
 costs, net                                          1,042        920
Acquired intangibles                                 2,898      1,345
Goodwill                                            15,533      6,715
Other assets                                           277        697
                                                   --------   --------
    Total assets                                  $ 70,945   $ 28,353
                                                   ========   ========

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities      $ 10,122   $  7,087
    Deferred revenue and deposits                    4,965      1,840
    Capital Leases                                      60          0
                                                   --------   --------
    Total current liabilities                       15,147      8,927
                                                   --------   --------

Capital lease, net of current portion                   75          0
                                                   --------   --------
    Total liabilities                               15,222      8,927
Shareholders' equity:
    Common stock                                    70,994     45,765
    Cumulative foreign translation adjustment          (16)         0
    Accumulated deficit                            (15,255)   (26,339)
                                                   --------   --------
    Total shareholders' equity                      55,723     19,426
                                                   --------   --------
    Total liabilities and shareholders' equity    $ 70,945   $ 28,353
                                                   ========   ========


     About Sonic Solutions (NASDAQ: SNIC - News)

     Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit!(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow!(TM) is a leading solution for audio and data mastering. Sonic's AuthorScript(R), the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

     Forward Looking Statements

     The above paragraphs of this press release may contain forward looking statements that are based upon current expectations. Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company's revenues and financial results for the third quarter ended December 31, 2003, including any statements containing words such as "believes," "expects," and words of similar import or statements of management's opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms, risks related to the Company's acquisitions, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company's Form 10-Q for the fiscal quarter ended September 30, 2003. The Company does not undertake to update any forward looking statements.

     Sonic, the Sonic logo, Backup MyPC, CinePlayer, PrePlay, DVD Producer, Edit-on-DVD, HyperMux DL, NoNOISE, Sonic PrimeTime, RecordNow!, Simple Backup, Sonic JumpSafe and Sonic SmartBalance are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVDit!, DVD Fusion, MyDVD, OpenDVD, PrePlay, ReelDVD, Scenarist, Sonic DVD Creator and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.


    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass or Rob Walker, 415-445-3234 carolyn@marketstreetpartners.com rwalker@marketstreetpartners.com